For Additional Information Contact:
Raymond F. Lipman, President and Chief Executive Officer
(262) 334-5563

FOR IMMEDIATE RELEASE
WESTBURY BANCORP, INC. APPOINTS CHIEF OPERATING OFFICER AND NEW DIRECTOR

West Bend, Wisconsin—January 17, 2014/PRNewswire/—Westbury Bancorp, Inc. (NASDAQ: WBB). Westbury Bancorp, Inc. (the “Company”), the holding company for Westbury Bank (the “Bank”) announced today that the Boards of Directors of the Company and the Bank have appointed Greg J. Remus, 44, as the Chief Operating Officer of the Company and the Bank. Mr. Remus has been employed by Westbury Bank since 2009, and is currently serving as Senior Vice President of Lending, and has over 20 years of experience in the financial services industry. He previously served as Vice President of Commercial Real Estate for M&I Bank from 2004-2009 and, before that, as Vice President Commercial Lending of ISB Community Bank. Mr. Remus holds a degree in mathematics from the University of Wisconsin. His responsibilities include general oversight of our commercial business, multi-family and commercial real estate loan portfolio, including credit quality, underwriting, administration, collections, loan yield pricing and portfolio growth. Mr. Remus will continue to serve as Senior Vice President of Lending of the Bank. In addition, in his new role, Mr. Remus will be focused on the Bank’s continuing commitment to transform itself into a community-focused commercial bank. Ray Lipman, President and Chief Executive Officer of the Company and the Bank said, “Greg’s leadership skills will be very important to implementing the Bank’s strategic growth initiatives and moving forward the Bank’s overall financial performance. This appointment will allow me to continue my focus on long term strategic matters and capital management strategies of the Bank and the Company for the next several years while Greg will be responsible for all day to day commercial and retail banking functions such as lending, deposit gathering and wealth management functions.”
The Company also announced the appointment today of William D. Gehl as Vice Chairman of the Board of Directors of the Company and the Bank. Mr. Gehl has served on the Bank’s Board of Directors since 1995. In his new capacity his primary responsibility will be to assist Mr. Lipman and the Board of Directors in capital management strategies and optimizing long term stockholder value. Mr. Gehl is the Chairman of IBD of Southeastern Wisconsin, a distributor of portable power products, a position he has held since 2011. From 1992-2009, he served as President and Chief Executive Officer of Gehl Company, a publicly traded company that was engaged in the manufacturing of compact construction equipment.

Mr. Gehl is also chairman of the Board of Directors of FreightCar America, Inc., a publicly traded manufacturer of railroad freight cars, and a director of Astec Industries, Inc., a publicly traded manufacturer of infrastructure development equipment. He also serves on the boards of directors of Oilgear, Inc., a privately held manufacturer of hydraulic pumps and Mason Wells, Inc., a private equity firm. Mr. Gehl is a graduate of the University of Notre Dame, holds an MBA from the Wharton School of Finance at the University of Pennsylvania and a juris doctor from the University of Wisconsin School of Law. He is a member of the Wisconsin and Florida State Bars.
Also on January 15, 2014, Gerald R. Guarnaccio retired as director of the Company and the Bank. The Board of Directors of the Company and the Bank appointed Rondi Rohr-Dralle, 57, to serve as director of the Company and the Bank for the remainder of Mr. Guarnaccio’s term, which expires at the 2014 annual meeting of stockholders. Ms. Rohr-Dralle is a certified public accountant, and holds a bachelor’s degree in accounting from the University of Wisconsin. Since 2008, she has served as the Vice President of Investor Relations and Corporate Development at Rockwell Automation, Inc., Milwaukee, Wisconsin, a NYSE-listed provider of industrial automation power, control and information solutions to manufacturers in a variety of businesses. Ms. Rohr-Dralle has been employed with Rockwell Automation, Inc. since 1999 and, in addition to her current position, has served as Vice President of Corporate Development and Group Vice President of Finance. From 1981 to 1999, she held a variety of senior and executive financial positions at Applied Power Inc. (the predecessor corporation to Actuant Corporation), including vice president of finance, treasurer and investment controller. Ms. Rohr-Dralle also was employed for three years at the accounting firm of Touche Ross (the predecessor to Deloitte) as an auditor. She also currently serves as Rockwell Automation’s co-executive sponsor for United Way. She also was employed for three years at the accounting firm of Touche Ross (the predecessor to Deloitte) as an auditor. Ms. Rohr-Dralle was selected to serve as a director because her extensive management, financial and strategic experience at a publicly held company provides a unique perspective with respect to the preparation and review of the Company’s financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures, as well as the development of the Company’s strategic, management and growth initiatives and the Company’s SEC reporting and compliance. Mr. Lipman said, “We greatly appreciate Mr. Guarnaccio’s service to Westbury Bank. We feel that Ms. Rohr-Dralle will be a valuable contributor to our success going forward.”
About Westbury Bancorp, Inc.
Westbury Bancorp, Inc. is the holding company for Westbury Bank. Westbury Bank is a federally chartered savings bank with over $550 million in asset headquartered in West Bend, Wisconsin. It is the largest bank and only publicly traded bank headquartered in Washington County, Wisconsin. Westbury Bank serves communities in Washington, Waukesha and Milwaukee counties through its 12 full service offices, providing deposit and loan services to individuals, professionals and businesses throughout its markets. Additional information about Westbury Bank is available on the internet at www.westburybankwi.com.

Information Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as “will,” “expected,” “believe,” and “prospects,” involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions. Westbury Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.